UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  April 25, 2006

SYNOPSYS, INC.

(Exact name of registrant as specified in charter)

Delaware	000-19807	56-1546236
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
incorporation)		No.)

700 East Middlefield Road

Mountain View, California 94043

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:  (650) 584-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

At Synopsys, Inc.’s 2006 Annual Meeting of Stockholders held on April 25, 2006, the stockholders of the Company approved (i) the Synopsys, Inc. 2006 Employee Equity Incentive Plan (the “2006 Employee Plan”) and the reservation of 47,497,248 shares of common stock for issuance thereunder, and (ii) an amendment to the Synopsys, Inc. 2005 Non-Employee Directors Equity Incentive Plan (the “2005 Directors Plan”) to increase the number of shares of common stock reserved for issuance thereunder by 450,000 and to extend the term of the 2005 Directors Plan until the date of the Company’s 2010 Annual Meeting of Stockholders.

Description of the 2006 Employee Plan

The 2006 Employee Plan provides for the grant of incentive stock options, non-statutory stock options, restricted stock awards, restricted stock unit awards, stock appreciation rights, and other forms of equity compensation as determined by the Board of Directors or permitted delegatees. The 2006 Employee Plan also provides the ability to grant performance stock awards and performance cash awards. The terms and conditions of each type of award are set forth in the 2006 Employee Plan.

                As a result of approval of the 2006 Employee Plan, the Company's 1992 Stock Option Plan, 1998 Non-Statutory Stock Option Plan and 2005 Assumed Stock Option Plan have been terminated as to future grants. Should any options currently outstanding under such plans (35,290,445 as of March 31, 2005) expire unexercised, they shall become available for future grant under the 2006 Employee Plan.

An aggregate of 47,497,248 shares are reserved for issuance under the 2006 Employee Plan (inclusive of the options described above) and the plan expires on March 3, 2016.

Description of 2005 Directors Plan

The 2005 Directors Plan provides for automatic stock awards to each non-employee member of the Company’s Board upon their initial appointment or election, and upon their reelection each year. The award price per share is 100% of the fair market value of the Company's common stock on the grant date. New non-employee directors receive an initial option for 30,000 shares, vesting in annual equal installments on the date preceding each of the first four annual meetings following the grant date, assuming continued Board service through each vesting date. In addition, each person who is reelected to serve as a non-employee Board member receives either (1) an option grant (with the number of shares determined so that the aggregate “fair value” of the option, calculated using the option pricing model used to determine the value of stock-based compensation in the Company's financial statements, will equal the annual cash retainer then paid to non-employee Board members) or (2) a restricted stock grant (with the number of shares subject to the award determined so that the fair market value of the restricted stock grant on the date of grant will equal the annual cash retainer then paid to non-employee Board members). The option grant or restricted stock vests in a series of 36 successive equal monthly installments from the grant date, assuming continued Board membership through each vesting date. The Board elected that the equity component for 2006 will be restricted stock. As a result, each non-employee Board member received a grant of 5,752 shares of restricted stock on April 25, 2006. An aggregate of 750,000 shares are reserved for issuance under the 2005 Directors Plan and the plan expires on the day immediately preceding the Company’s 2010 Annual Meeting of Stockholders.

These descriptions are qualified in their entirety by reference to the full text of the 2006 Employee Plan and the 2005 Directors Plan, both of which are filed as exhibits to this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.31	2005 Non-Employee Directors Equity Incentive Plan (1)

10.39	2006 Employee Equity Incentive Plan (1)

(1) Compensation plan or arrangement in which executive officer or director participates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SYNOPSYS, INC.

Dated: April 27, 2006	By:	/s/ BRIAN M. BEATTIE
Brian M. Beattie
Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

10.31	2005 Non-Employee Directors Equity Incentive Plan (1)

10.39	2006 Employee Equity Incentive Plan (1)

(1) Compensation plan or arrangement in which executive officer or director participates.